REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Shareholders and Board of Trustees
AdvisorOne Funds
Omaha Nebraska


In planning and performing our audits of the financial statements of the Amerigo Fund the Clermont Fund the Select Allocation Fund the Descartes Fund the Liahona Fund the Enhanced Income Fund the Flexible Income Fund the Select Appreciation Fund the Reservoir Fund and the Shelter Fund each a series of shares of AdvisorOne Funds the Funds for the years ended April 30 2011 in accordance with the standards of the Public Company Accounting Oversight Board United States we considered their internal control over financial reporting including control activities for safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control
over financial reporting.   Accordingly we express no such opinion.

The management of the Funds is responsible for establishing and maintaining
effective internal control over financial reporting.   In fulfilling this
responsibility estimates and judgments by management are required to assess
the expected benefits and related costs of controls.   A funds internal
control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally
accepted accounting principles.   A funds internal control over financial
reporting includes those policies and procedures that 1 pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the fund 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a funds assets that could have a material effect on the financial statements.

Because of inherent limitations internal control over financial reporting
may not prevent or detect misstatements.   Also projections of any
evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or
detect misstatements on a timely basis.   A material weakness is a
deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.


Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board United States.   However we noted no deficiencies
in the Funds internal control over financial reporting and its operation including controls for safeguarding securities which we consider to be material weaknesses as defined above as of April 30 2011.

This report is intended solely for the information and use of management Shareholders and the Board of Trustees of AdvisorOne Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





	TAIT WELLER & BAKER LLP


Philadelphia Pennsylvania
June 24 2011